EXHIBIT 23.0

January 11, 2000

Board of Directors
Amazon Herb Company
1002 Jupiter Park Lane
Jupiter, FL 33458

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use of our audit report dated September 18, 1999 (and all references to our firm) included in Amazon Herb Company's Form S-4 for he period ended June 30, 1999, which is incorporated by reference in Form S-4's report for the period ended June 30, 1999.


                                ------------------------------------------------
                                Bernard J. Donth, Certified Public Accountant

Palm Beach Gardens, Florida
January 11, 2000